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                                                                    Exhibit 3.25

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MATERIAL SERVICE RESOURCES COMPANY


        1.      The name of the corporation is MATERIAL SERVICE RESOURCES
COMPANY.

        2. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

        In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

        The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

        4. The total number of shares of common stock which the corporation shall have authority to issue is Three Thousand (3,000); all of such shares of common stock being without par value.

        5.      The name and mailing address of the incorporator is as follows:

               NAME                 MAILING ADDRESS
               ----                 ---------------

               David M. Rubin       c/o Gould & Ratner
                                    222 N. LaSalle St.
                                    Suite 800
                                    Chicago, IL 60601

        6.      The corporation is to have perpetual existence.



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        7.      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

        No director shall have any personal liability to the corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

        9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of March, 1992.


                                                          /s/ David M. Rubin
                                                          __________________
                                                              David M. Rubin



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